UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 3, 2022

PMV Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39539	46-3218129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Clarke Drive, Suite 3 Cranbury, New Jersey 08512
(Address, including zip code, of Registrant’s principal executive offices)

(609) 642-6670

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	PMVP	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On November 3, 2022, Thilo Schroeder, Ph.D., notified PMV Pharmaceuticals, Inc. (the “Company”) of his decision to resign as a member of the Board of Directors (the “Board”), which resignation was effective on that date. With the resignation, Dr. Schroeder also resigned as a member of the Company’s Audit Committee and the Company’s Nominating and Corporate Governance Committee. Dr. Schroeder informed the Company that his resignation was not related to any disagreement with the Company on any matter relating to its operations, policies or practices.

Election of Director

On November 3, 2022, upon the recommendation of its Nominating and Corporate Governance Committee, the Board of the Company unanimously approved the appointment of Carol Gallagher, Pharm.D. as a Class I director of the Company to fill the vacancy of Dr. Schroeder’s seat on the Board of the Company. The effective date of Dr. Gallagher’s appointment was November 3, 2022. The term of the Company’s Class I directors, including Dr. Gallagher’s, expires on the date of the Company’s annual meeting of the stockholders to be held in 2024 or upon the election and qualification of successor directors. In connection with Dr. Schroeder’s resignation from, and Dr. Gallagher’s appointment to, PMV’s Board of Directors, the Board of Directors appointed Kirsten Flowers to its Audit Committee and appointed Dr. Gallagher to its Nominating and Corporate Governance Committee.

Dr. Gallagher’s compensation will be consistent with that provided to all of the Company’s non-employee directors pursuant to the Company’s Outside Director Compensation Policy, which was filed as Exhibit 10.15 to the Company’s Form 10-Q for the quarter ended June 30, 2022. In addition, the Company entered into an indemnification agreement with Dr. Gallagher in connection with her appointment to the Board, which is in substantially the same form as that entered into with the other directors of the Company. The form of indemnification agreement was filed as Exhibit 10.1 to the Company’s Form 10-K for the fiscal year ended December 31, 2021.

There are no arrangements or understandings between Dr. Gallagher and any other persons pursuant to which Dr. Gallagher was appointed to the Board. There are no family relationships between Dr. Gallagher and any director or executive officer of the Company, and Dr. Gallagher has no direct or indirect material interest in any transaction in which the Company is a party required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01.	Regulation FD Disclosure.

On November 4, 2022, the Company issued a press release announcing Dr. Gallagher’s appointment to the Board as discussed in Item 5.02 of this Current Report on Form 8-K. The full text of this press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein. The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference to such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release issued by PMV Pharmaceuticals, Inc., dated November 4, 2022.

104	Cover Page Interactive Date File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PMV PHARMACEUTICALS, INC.

By:	/s/ Winston Kung
Winston Kung
Chief Operating Officer and Chief Financial Officer (Principal Financial and Accounting Officer)

Date: November 4, 2022